UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Huntsman Corporation
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FOR IMMEDIATE RELEASE	Media:	Investor Relations:
March 21, 2022	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman Urges Shareholders to Vote to Support Its Superior Director Nominees at March 25th Annual Meeting

Deliberate and Long-Term Portfolio Transformation and Substantial Board Refreshment Already Complete

Huntsman’s Nominees Are Vastly Superior to Starboard’s Candidates

Notes Widespread Industry Analyst Recognition of Huntsman’s Successful Transformation and Proven Results

Vote “FOR ALL” of Huntsman’s Highly Qualified Director Nominees on the WHITE Proxy Card Today

THE WOODLANDS, Texas – March 21, 2022 – Huntsman Corporation (NYSE: HUN) announced today that it has issued a letter to shareholders in connection with its upcoming Annual Meeting of Stockholders scheduled for March 25, 2022. The letter urges shareholders to vote the WHITE proxy card “FOR ALL” of Huntsman’s highly qualified directors standing for election. Stockholders of record as of February 1, 2022, will be entitled to vote at the meeting.

The full text of the letter follows and can be found at voteforhuntsman.com or on the investor relations section of the Company’s website.

Dear Fellow Huntsman Shareholder,

Huntsman’s Annual Meeting is just days away – we ask that you take a moment to protect the value of your investment by voting “FOR ALL” of Huntsman’s slate of highly qualified, diverse, and experienced nominees. We encourage you to vote TODAY by following the instructions on the enclosed WHITE proxy card.

The Huntsman of today is vastly different than the Huntsman of just a few years ago. We have successfully executed a strategic repositioning of our business and our refreshed, fit-for-purpose Board is driving a proven plan to continue enhancing shareholder value. Don’t let Starboard and its short-term focus put your investment in Huntsman at risk.

The Huntsman Board and its management team have delivered for you:

•	Record results in Q3, Q4, and Full Year 2021, increased guidance in Q1 of 2022, and analysts’ consensus at record levels for Q1 of 2022;

•	A stock price trading near its all-time high with our shareholders enjoying a substantial share price increase since our November 2021 Investor Day, beating our next best peer, Eastman Chemical, by double digits;

•	A 1-year, 3-year, and 5-year TSR of 36%, 76%, and 91%[1] respectively, exceeding our peers as well as the S&P 500 by a wide margin over the same time period;

•	Increased dividend by 70% since 2018 with recent increase of 13% in February 2022;

•	A new share repurchase plan of $1 billion to be completed within two years;

•	A $665 million award and settlement against Albemarle based on conduct of four senior executives who committed fraud against Huntsman, two of whom are still serving Jeff Smith and Starboard-controlled GCP Applied Technologies – one as a Board and Audit Committee member and one as GCP’s General Counsel and Chief Ethics Officer – without disclosure or apparent repercussion;

•	A fully deleveraged balance sheet that earned an investment grade rating and facilitated a continuing shareholder-friendly balanced capital allocation;

•	A transformed product portfolio focused on higher-margin downstream, differentiated, and sustainable products and solutions;

•	A demonstrated commitment to sustainability through every level of the organization highlighted by creation of the Sustainability Committee of the Board of Directors; and

•	A refreshed Board, featuring eight new directors since 2018 who possess the right combination of experience, expertise, and diversity critical to oversee our transformed business.

Our record results are directly driven by the successful execution of our long-term strategic plan overseen by our fully engaged and thoughtful Board. Starboard is just riding the value wave we created for you and their proxy contest puts that sustainable value at risk by seeking to replace four key members of your Board with four of their own nominees. Starboard’s nominees – all described as “inferior” to ours by leading independent proxy advisory firm Glass Lewis – threaten your investment and will stall the significant momentum we have created.

1 Timeframes measured from respective starting dates of March 14, 2021, March 14, 2019 and March 14, 2017 through March 14, 2022

Glass Lewis Recommends that You Vote “FOR ALL” of Huntsman’s

Highly Qualified Director Nominees

Leading independent proxy advisory firm Glass Lewis recently confirmed that Huntsman’s directors are the best stewards for the business going forward and “that Starboard’s four alternate nominees, as a slate, are inferior to the four [Huntsman] directors targeted for replacement.” The Glass Lewis report thoughtfully and explicitly considered all the arguments that both Huntsman and Starboard put forward for their competing slates and in clear and unambiguous language recommended for Huntsman for the following reasons2:

•	“Huntsman's recent financial and stock price performance indicate the Company is on the right track and, ultimately, we fail to see a compelling case that further changes beyond those the board has already made are either warranted at this time or likely to result in incremental improvement.”

•	Starboard’s campaign is “backwards-looking in several respects… and we believe it lacks new ideas or a detailed plan to improve Huntsman's performance going forward...”

•	“[N]ot only do we find insufficient cause to remove current directors, we also aren't convinced that Starboard's nominees have particularly relevant, timely or incremental experience to add to the board at this time.”

•	Glass Lewis has a “favorable view of the six new directors the Company has added” and believes “the current composition of the board aligns well with Huntsman's business portfolio, strategy and positive trajectory.”

Recent Sell-Side Analyst Reports Strongly Support Our Current Board and Management Team and Recognize that Huntsman Has Executed on its Strategic Plan and is Delivering Results

Just as Glass Lewis recognized our success and recommended that you vote the WHITE card for all of Huntsman’s nominees, the analyst community has also recognized that management and our Board have the Company on the right track and that our downstream and differentiated strategy – created and carried out before Starboard announced its investment – is delivering real value now and going forward3:

•	“Fundamental strength, rising financial flexibility, and ongoing catalysts are a powerful trio. HUN has been our top pick in the chemicals sector since June 2021, and we see no reason to alter that view as we exit the company’s 4Q21 earnings call. At the core of Huntsman’s portfolio, we are encouraged by ongoing strength in MDI demand, pricing, and margins as well as some concrete actions taken to de-risk earnings in Europe via a combination of surcharges and a move to a monthly vs. quarterly pricing paradigm.” – Vertical Research Partners 2/15/22

•	“To be clear, we believe that management has been very active in optimizing its portfolio in recent years, with several significant transactions that created shareholder value. We also support management's strategy aimed toward higher growth and lower cyclicality, the progress of which has become more evident in 2021.” – KeyBanc 1/13/22

2 Glass Lewis Report, March 13, 2022. Permission to use quotation neither sought nor obtained.

3 Permission to use quotations neither sought nor obtained.

•	“As we had expected, Huntsman pulled out all stops in delivering Q4 earnings and providing strong Q1 and '22 earnings…with management also further highlighting its execution and capital allocation plans which should drive resilient earnings and strong near-term results. We believe these results and actions should help validate that the strategy laid out during its November Investor Day is working.” – Deutsche Bank 2/16/22

•	“We believe HUN outlined a compelling strategy at its 2021 investor day to increase value for shareholders… Since the investor day, HUN has delivered better than expected 4Q21 results, has started 2022 strong by reiterating its 1Q22 guidance to at or above the high end of its prior guidance, began a strategic review of its Textile Effects segment, and accelerated the expected completion of its $1B share buyback program from three years to less than two years, while also receiving a credit upgrade from Fitch Ratings from BBB- to BBB.” – Wells Fargo 3/15/22

Glass Lewis and the analysts got it right. Protect the value of your investment and vote the WHITE proxy card “FOR ALL” of Huntsman’s highly qualified nominees TODAY.

We thank you for your continued support.

Sincerely,

Peter Huntsman

Chairman, President and Chief Executive Officer

Cynthia Egan

Lead Independent Director and Non-Executive Vice Chair

With Huntsman’s March 25th Annual Meeting fast approaching, it is extremely important that you vote the WHITE proxy card as soon as possible, no matter how many shares you own. We urge you to not return any blue proxy card sent by Starboard. Even if you have already voted using a blue proxy card, you have the right to change your vote by simply using the WHITE proxy card and voting “FOR ALL” of Huntsman’s highly qualified nominees. Only your last-dated proxy card will count.

Huntsman shareholders who need assistance in voting their shares may call toll-free Huntsman’s proxy solicitor, Innisfree M&A Incorporated, at (877) 750-0926.

Advisors:

BofA Securities and Moelis & Company LLC are serving as financial advisors to Huntsman. Kirkland & Ellis LLP is serving as legal advisor to Huntsman.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2021 revenues of approximately $8 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, financial targets, strategies, future events, future revenue or performance, capital expenditures, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this press release, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," "targets," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Contacts:

Investors

Ivan Marcuse

VP, Investor Relations

Huntsman Corporation

(281) 719-4637

Or

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

(212) 750-5833

Media

Gary Chapman

Huntsman Corporation

(281) 719-4324

Or

Steve Frankel / Meaghan Repko / Clayton Erwin

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

MARCH 21, 2022 Dear Fellow Huntsman Shareholder, Huntsman’s Annual Meeting is just days away – we ask that you take a moment to protect the value of your investment by voting "FOR ALL" of Huntsman’s slate of highly qualifed, diverse, and experienced nominees. We encourage you to vote TODAY by following the instructions on the enclosed WHITE proxy card. The Huntsman of today is vastly different than the Huntsman of just a few years ago. We have successfully executed a strategic repositioning of our business and our refreshed, ft-for-purpose Board is driving a proven plan to continue enhancing shareholder value. Don’t let Starboard and its short-term focus put your investment in Huntsman at risk. The Huntsman Board and its management team have delivered for you: Record results in Q3, Q4, and Full Year 2021, increased guidance in Q1 of 2022, and analysts’ consensus at record levels for Q1 of 2022; A stock price trading near its all-time high with our shareholders enjoying a substantial share price increase since our November 2021 Investor Day, beating our next best peer, Eastman Chemical, by double digits; A 1-year, 3-year, and 5-year TSR of 36%, 76%, and 91%1 respectively, exceeding our peers as well as the S&P 500 by a wide margin over the same time period; Increased dividend by 70% since 2018 with recent increase of 13% in February 2022; A new share repurchase plan of $1 billion to be completed within two years;

A $665 million award and settlement against Albemarle based on conduct of four senior executives who committed fraud against Huntsman, two of whom are still serving Jeff Smith and Starboard-controlled GCP Applied Technologies – one as a Board and Audit Committee member and one as GCP’s General Counsel and Chief Ethics Offcer – without disclosure or apparent repercussion; A fully deleveraged balance sheet that earned an investment grade rating and facilitated a continuing shareholder-friendly balanced capital allocation; A transformed product portfolio focused on higher-margin downstream, differentiated, and sustainable products and solutions; A demonstrated commitment to sustainability through every level of the organization highlighted by creation of the Sustainability Committee of the Board of Directors; and A refreshed Board, featuring eight new directors since 2018 who possess the right combination of experience, expertise, and diversity critical to oversee our transformed business. Our record results are directly driven by the successful execution of our long- term strategic plan overseen by our fully engaged and thoughtful Board. Starboard is just riding the value wave we created for you and their proxy contest puts that sustainable value at risk by seeking to replace four key members of your Board with four of their own nominees. Starboard’s nominees – all described as "inferior" to ours by leading independent proxy advisory frm Glass Lewis – threaten your investment and will stall the signifcant momentum we have created. Glass Lewis Recommends that You Vote “FOR ALL” of Huntsman’s Highly Qualifed Director Nominees Leading independent proxy advisory frm Glass Lewis recently confrmed that Huntsman’s directors are the best stewards for the business going forward and “that Starboard’s four alternate nominees, as a slate, are inferior to the four [Huntsman] directors targeted for replacement.” The Glass Lewis report thoughtfully and explicitly considered all the arguments that both Huntsman and Starboard put forward for their competing slates and in clear and unambiguous language recommended for Huntsman for the following reasons2:

"Huntsman's recent fnancial and stock price performance indicate the Company is on the right track and, ultimately, we fail to see a compelling case that further changes beyond those the board has already made are either warranted at this time or likely to result in incremental improvement." Starboard’s campaign is "backwards-looking in several respects… and we believe it lacks new ideas or a detailed plan to improve Huntsman's performance going forward..." "[N]ot only do we fnd insuffcient cause to remove current directors, we also aren't convinced that Starboard's nominees have particularly relevant, timely or incremental experience to add to the board at this time." Glass Lewis has a "favorable view of the six new directors the Company has added" and believes "the current composition of the board aligns well with Huntsman's business portfolio, strategy and positive trajectory." Recent Sell-Side Analyst Reports Strongly Support Our Current Board and Management Team and Recognize that Huntsman Has Executed on its Strategic Plan and is Delivering Results Just as Glass Lewis recognized our success and recommended that you vote the WHITE card for all of Huntsman’s nominees, the analyst community has also recognized that management and our Board have the Company on the right track and that our downstream and differentiated strategy – created and carried out before Starboard announced its investment – is delivering real value now and going forward3: "Fundamental strength, rising fnancial fexibility, and ongoing catalysts are a powerful trio. HUN has been our top pick in the chemicals sector since June 2021, and we see no reason to alter that view as we exit the company’s 4Q21 earnings call. At the core of Huntsman’s portfolio, we are encouraged by ongoing strength in MDI demand, pricing, and margins as well as some concrete actions taken to de-risk earnings in Europe via a combination of surcharges and a move to a monthly vs. quarterly pricing paradigm." - Vertical Research Partners 2/15/22 "To be clear, we believe that management has been very active in optimizing its portfolio in recent years, with several signifcant transactions that created shareholder value. We also support management's strategy aimed toward higher growth and lower cyclicality, the progress of which has become more evident in 2021." - KeyBanc 1/13/22 "As we had expected, Huntsman pulled out all stops in delivering Q4 earnings and providing strong Q1 and '22 earnings…with management also further highlighting its execution and capital allocation plans which should drive resilient earnings and strong near-term results. We believe these results and actions should help validate that the strategy laid out during its November Investor Day is working." - Deutsche Bank 2/16/22 "We believe HUN outlined a compelling strategy at its 2021 investor day to increase value for shareholders… Since the investor day, HUN has delivered better than expected 4Q21 results, has started 2022 strong by reiterating its 1Q22 guidance to at or above the high end of its prior guidance, began a strategic review of its Textile Effects segment, and accelerated the expected completion of its $1B share buyback program from three years to less than two years, while also receiving a credit upgrade from Fitch Ratings from BBB- to BBB." - Wells Fargo 3/15/22 Glass Lewis and the analysts got it right. Protect the value of your investment and vote the WHITE proxy card “FOR ALL” of Huntsman’s highly qualifed nominees TODAY. We thank you for your continued support. Sincerely, Peter Huntsman Chairman, President and Chief Executive Offcer Cynthia Egan Lead Independent Director and Non-Executive Vice Chair

If you have any questions about how to vote your shares, please call the frm assisting us with the solicitation of proxies: Innisfree M&A Incorporated Shareholders may call toll-free: 1 (877) 750-0926 Remember, please do not vote using any blue card you may receive from Starboard. Use only the WHITE proxy card to vote TODAY for all of Huntsman’s highly qualifed director nominees. 1 Timeframes measured from respective starting dates of March 14, 2021, March 14, 2019 and March 14, 2017 through March 14, 2022 2 Glass Lewis Report, March 13, 2022. Permission to use quotation neither sought nor obtained. 3 Permission to use quotations neither sought nor obtained. Forward-Looking Statements: This communication includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, fnancial targets, strategies, future events, future revenue or performance, capital expenditures, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this communication, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," "targets," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's flings with the Securities and Exchange Commission (the "SEC"). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Signifcant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and fnancial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other fnancial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports fled or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to refect events or circumstances that arise after the date made or to refect the occurrence of unanticipated events.